UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 12, 2016

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARATURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 12, 2016, the Compensation Committee (the “Committee”) of the board of directors of the Company, after considering information on total compensation for the Company’s executive officers, competitive conditions, accomplishment of Company goals during fiscal year 2015, and individual performance, approved fiscal year 2015 bonuses to Alvin Murstein, Chief Executive Officer, Andrew Murstein, President, Larry Hall, Senior Vice President and Chief Financial Officer, Michael Kowalsky, Executive Vice President, and Donald Poulton, Chief Executive Officer and President of Medallion Bank. Based upon the overall performance of the Company in 2015, among other things, the Committee approved a $490,000 cash bonus to Alvin Murstein, a $1,875,000 cash bonus to Andrew Murstein, a $186,000 cash bonus to Larry Hall, a $40,000 cash bonus to Michael Kowalsky, and a $225,000 cash bonus to Donald Poulton. The Committee also approved increases to the base salaries of Alvin Murstein to $868,972, Andrew Murstein to $1,017,040, Larry Hall to $315,586 and Donald Poulton to $263,550. Pursuant to the terms of Michael Kowalsky’s previously filed employment agreement, dated August 3, 2006, the base salary of Mr. Kowalsky will be increased to $339,553 effective July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Title:	Larry D. Hall Chief Financial Officer

Date:	February 19, 2016

3